 As filed with the Securities and Exchange Commission on March 8, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-2193603
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

351 Galveston Drive

Redwood City, CA

(650) 216-3500

(Address of principal executive offices) (Zip code)

 2011 Equity Incentive Plan

(Full title of the plan)

Raffi M. Asadorian

Chief Financial Officer

AcelRx Pharmaceuticals, Inc.

351 Galveston Drive

Redwood City, CA 94063

(650) 216-3500

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Mark B. Weeks

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock (par value $0.001 per share)	2,035,966 shares	$1.70	$3,461,142	$431

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock as reported on the NASDAQ Global Market on March 6, 2018.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,035,966 shares of the common stock of AcelRx Pharmaceuticals, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2011 Equity Incentive Plan (the “2011 Plan”).

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by AcelRx Pharmaceuticals, Inc. (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The contents of the earlier registration statement on Form S-8 relating to the 2011 Plan (File Nos. 333-209998, 333-202709, 333-194634, 333-187206, 333-180334, 333-172409 and 333-216492).

(b) The Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2017, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the SEC on March 8, 2018.

(c) The description of the Registrant’s common stock which is contained in the registration statement on Form 8-A filed on February 1, 2011, (File No. 0001-35068) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(d) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporation By Reference
Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date

3.1	Amended and Restated Certificate of Incorporation of the Registrant, currently in effect.	8-K	001-35068	3.1	2/28/2011

3.2	Amended and Restated Bylaws of the Registrant, currently in effect.	S-1	333-170594	3.4	1/7/2011

4.1	Reference is made to Exhibits 3.1 through 3.2.

4.2	Specimen Common Stock Certificate of the Registrant.	S-1	333-170594	4.2	1/31/2011

4.3	Second Amended and Restated Investors’ Rights Agreement, among the Registrant and certain of its security holders, dated as of November 23, 2009.	S-1	333-170594	4.3	11/12/2010

4.4	Warrant to Purchase Common Stock of the Registrant, issued to Hercules Technology II, L.P., dated as of December 16, 2013.	10-K	001-35068	4.4	3/17/2014

4.5	Warrant to Purchase Common Stock of the Registrant, issued to Hercules Technology Growth Capital, Inc., dated as of December 16, 2013.	10-K	001-35068	4.5	3/17/2014

4.6	Form of Warrant issued to certain purchasers pursuant to the Securities Purchase Agreement dated May 29, 2012, between the Registrant and the purchasers identified therein.	8-K	001-35068	4.8	5/30/2012

4.7	Warrant Modification Agreement to Purchase Common Stock of the Registrant, issued to Hercules Technology II, L.P. dated as of September 17, 2015.	10-Q	001-35068	4.7	11/3/2015

4.8	Warrant Modification Agreement to Purchase Common Stock of the Registrant, issued to Hercules Technology Growth Capital, Inc. dated as of September 17, 2015.	10-Q	001-35068	4.8	11/3/2015

4.9	Warrant Modification Agreement to Purchase Common Stock of the Registrant, issued to Hercules Technology II, L.P. dated as of September 30, 2016.	10-Q	001-35068	4.9	11/2/2016

4.10	Warrant Modification Agreement to Purchase Common Stock of the Registrant, issued to Hercules Capital, Inc., formerly known as Hercules Technology Growth Capital, Inc., dated as of September 30, 2016.	10-Q	001-35068	4.10	11/2/2016

5.1	Opinion of Cooley LLP

10.4	2011 Equity Incentive Plan.	S-8	333-172409	99.3	2/24/2011

23.1	Consent of OUM & Co., LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney. Reference is made to the signature page of this Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on March 8, 2018.

ACELRX PHARMACEUTICALS, INC.

By:	/s/ Vincent J. Angotti
Vincent J. Angotti

Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Vincent J. Angotti and Raffi M. Asadorian, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vincent J. Angotti
VINCENT J. ANGOTTI	Chief Executive Officer and Director (Principal Executive Officer)	March 8, 2018

/s/ Raffi M. Asadorian	Chief Financial Officer	March 8, 2018
RAFFI M. ASADORIAN	(Principal Financial and Accounting Officer)

/s/Adrian Adams	Chairman	March 8, 2018
ADRIAN ADAMS

/s/ Pamela P. Palmer	Director	March 8, 2018
PAMELA P. PALMER, M.D., PH.D.

/s/ Mark G. Edwards	Director	March 8, 2018
MARK G. EDWARDS

/s/ Stephen J. Hoffman	Director	March 8, 2018
STEPHEN J. HOFFMAN, PH.D., M.D.

/s/ Richard Afable	Director	March 8, 2018
RICHARD AFABLE, M.D.

/s/ Howard B. Rosen	Director	March 8, 2018
HOWARD B. ROSEN

/s/ Mark Wan	Director	March 8, 2018
MARK WAN